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                                                                 EXHIBIT 10.1

                         AMERICAN STONE INDUSTRIES, INC.

                        1998 MANAGEMENT STOCK OPTION PLAN

SECTION 1.        PURPOSE


         The American Stone Industries, Inc. 1998 Management Stock Option Plan, as the same may be amended (the "Plan"), is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company's ability to attract and retain highly qualified management employees and (b) motivating management employees to serve and promote the long-term interests of the Company and its stockholders through stock ownership and performance-based incentives. To achieve this purpose, the Plan provides authority for the grant of Stock Options.

SECTION 2.        DEFINITIONS

         (a) "Acquisition Consideration" shall be as defined in Section 12 hereof.

         (b) "Affiliate" shall have the meaning ascribed to that term in Rule 12b-2 promulgated under the Exchange Act.

         (c) "Award" shall mean the grant of Stock Options under this Plan.

         (d) "Award Agreement" shall mean any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

         (e) "Board of Directors" shall mean the Board of Directors of the Company.

         (f) "Change in Control" shall include, but not be limited to: (i) the first purchase of shares by a Third Party pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's Common Stock of any class or any securities convertible into such Common Stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a Third Party is the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Exchange Act) of 50 percent (50%) or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi)


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such other event as the Committee shall in its sole and absolute discretion, deem to be a "Change in Control" for purposes of this Plan or any Notice of Award or Award Agreement entered into pursuant hereto. The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

         (g) "Code" shall mean the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

         (h) "Committee" shall mean the Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan. The Committee will be constituted in a manner that satisfies the "non-employee director" standard set forth in Rule 16b-3.

         (i) "Common Stock" shall mean shares of Common Stock, $.001 par value per share, of American Stone Industries, Inc., including authorized and unissued shares and treasury shares.

         (j) "Company" shall mean American Stone Industries, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

         (k) "Director" shall mean a director of American Stone Industries, Inc.

         (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

         (m) "Fair Market Value" of Common Stock shall mean the value of the Common Stock determined by the Committee, or pursuant to rules established by the Committee on a basis consistent with regulations under the Code.

         (n) "Incentive Stock Option" shall mean a Stock Option that meets the requirements of Section 422 of the Code.

         (o) "Notice of Award" shall mean any notice by the Committee to a Participant that advises the participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

         (p) "Participant" shall mean any person to whom an Award has been granted under this Plan.

         (q) "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

         (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.



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         (s) "Stock Option" shall mean an Award granted pursuant to Section 6(b)
hereof.

         (t) "Third Party" shall mean any person, group or entity other than Roulston Ventures Limited Partnership or TMT Masonry, Ltd.

SECTION 3.        ELIGIBILITY


         All management employees of the Company and its Affiliates, are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.


         Notwithstanding the foregoing, (i) no member of the Committee shall be eligible to receive Awards under the Plan during the period of his or her service thereon and (ii) any individual that renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

SECTION 4.        SHARES OF COMMON STOCK AVAILABLE FOR AWARDS; ADJUSTMENT

         (a) Number of Shares of Common Stock. The aggregate number of shares of Common Stock that may be subject to Awards granted under this Plan during the term of this Plan will be equal to 300,000 shares of Common Stock, subject to any adjustments made in accordance with the terms of this Section 4.


         The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available in any fiscal year for the grant of Awards under this Plan.


         Shares of Common Stock subject to an Award that is forfeited, terminated, or canceled without having been exercised will again be available for grant under this Plan, without reducing the number of shares of Common Stock available in any fiscal year for grant of Awards under this Plan, except to the extent that the availability of those shares of Common Stock would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3. In addition, any shares of Common Stock that are retained to satisfy a Participant's withholding tax obligations or that are transferred to the Company by a Participant to satisfy such obligations or to pay all or any portion of the exercise price of the Award in accordance with the terms of the Plan, the Award Agreement or the Notice of Award, may be made available for reoffering under the Plan to any Participant, except to the extent that the availability of those shares of Common Stock would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

         (b) No Fractional Shares. No fractional shares of Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Common Stock will be treated.



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         (c) Adjustment. In the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of shares of Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the shares of Common Stock and other value determinations applicable to outstanding Awards, including as may be allowed or required under Section 424(a) of the Code.

SECTION 5.        ADMINISTRATION

         (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible management employees who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to eligible management employees; (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price; (v) adopt, alter, and repeal administrative rules and practices governing this Plan; (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards; (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards; and (viii) otherwise supervise the administration of this Plan.

         (b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

         (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

         (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

SECTION 6.        AWARDS


         (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of shares of Common Stock, the Committee may, in its



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discretion, grant a new Award to replace the shares of Common Stock that were transferred. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.


         (b) Description of Awards. A Participant who is granted an Award shall have the right to purchase a specified number of shares of Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price of a Stock Option that does not qualify as an Incentive Stock Option may be more or less than the Fair Market Value of the shares of Common Stock on the date the Stock Option is granted.


         (c) Termination of Awards. Any Award granted under this Plan shall expire, and the Participant to whom such Award was granted shall have no further rights with respect thereto, on the fifth anniversary of the date of grant of such Award, or on such earlier date as may be established by the Committee and provided in the Notice of Award or Award Agreement with respect to such Award.

SECTION 7.        DEFERRAL OF PAYMENT


         With the approval of the Committee, the delivery of the shares of Common Stock subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code.

SECTION 8.        PAYMENT OF EXERCISE PRICE


         The exercise price of a Stock Option may be paid in cash, by the transfer of shares of Common Stock, or by a combination of these methods, as and to the extent permitted by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

SECTION 9.        TAXES ASSOCIATED WITH AWARDS


         Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award in cash, by the transfer of shares of Common Stock, or by a combination of these methods. The Committee may prescribe any other method to pay taxes that it determines to be consistent with applicable law and the purpose of this Plan.



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SECTION 10.       TERMINATION OF EMPLOYMENT


         If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

SECTION 11.       TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS


         The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

                  (i) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

                  (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.


         The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

SECTION 12.       CHANGE IN CONTROL


         In the event of a Change in Control of the Company, the Committee shall have the right, in its sole discretion, to (i) accelerate the exercisability of any Stock Options, notwithstanding any limitations set forth in the Plan; (ii) cancel all outstanding Stock Options in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question (the "Acquisition Consideration") that the Participant would have received had the Stock Option been exercised prior to such transaction, less the applicable exercise price therefor; (iii) cause the Participant to have the right thereafter and during the term of the Stock Option to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of shares of Common Stock that might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the Award to the Participant. Alternatively, the Committee shall also have the right to require any purchaser of the Company's assets



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or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

SECTION 13. AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN; AMENDMENT OF
            OUTSTANDING AWARDS

         (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that in no event, without the approval of the Company's stockholders, shall any action of the Committee or the Board of Directors result in:

                  (i) increasing, except as provided in Section 4(c) hereof, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan;

                  (ii) making any changes that would cause any option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; or

                  (iii) making any change that would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

         (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

SECTION 14. AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES


         To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established under this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 15.  NONASSIGNABILITY


         Unless otherwise determined by the Committee, (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and
(ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, no Incentive Stock Option may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the Participant's lifetime, by the Participant's guardian or legal representative.


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SECTION 16. TERMS OF AWARDS AND RELATED AGREEMENTS NEED NOT BE IDENTICAL


         The form and substance of Awards, Award Agreements and Notices of Awards, whether granted at the same or different times, need not be identical. Subject only to the terms of the Plan, the Committee shall have the authority to prescribe the terms of any Awards and the provisions of any Award Agreements, Notices of Award or other instruments entered into with respect to the same; it being expressly understood that the Committee shall have the authority to include in any such Award Agreements, Notices of Award or other instruments relating to Awards, such representations, warranties, covenants and agreements on behalf of the Company or the participant as it deems necessary or appropriate, including, without limitation, covenants relating to non-competition, non-solicitation and non-disclosure of confidential information.

SECTION 17. GOVERNING LAW


         The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

SECTION 18. NO RIGHTS AS EMPLOYEES/STOCKHOLDERS


         Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Participant at any time. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a stockholder as a result of the grant of an Award until such time as shares of Common Stock are actually issued to such Participant pursuant to the exercise of a Stock Option.

SECTION 19. EFFECTIVE AND TERMINATION DATES

         (a) Effective Date. This Plan was approved by the Board of Directors on April 22, 1998, and becomes effective on June 24, 1998, subject to stockholder approval of the Plan at the Annual Meeting of Stockholders to be held on June 24, 1998.

         (b) Termination Date. This Plan will continue in effect until midnight on June 24, 2008; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on any Award granted on or before that date may extend beyond such date.



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